UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (630) 771-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 20, 2010, Nanophase Technologies Corporation (the “Company”) entered into a Settlement and Termination Agreement (the “Settlement Agreement”) with Altana Chemie GmbH (“Altana”). The Settlement Agreement terminates the Joint Development Agreement dated March 23, 2004, as amended on July 7, 2008 (the “JDA”), between the Company and Altana Chemie AG, where Altana Chemie AG was a predecessor of Altana, except for certain surviving provisions of the JDA, including each party’s respective rights in its patents, patent applications and other intellectual property, each party’s confidentiality obligations, and the protocol for resolving any subsequent disputes concerning the JDA. Under the Settlement Agreement, the Company and Altana both agree to end their exclusive relationship with one another approximately nineteen months prior to the scheduled termination of the JDA and each agree to release and discharge the other party from all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees and liabilities of any nature which relate to or arise from the JDA. Additionally, the Company agreed to pay Altana $350,000 in cash on August 20, 2010, and provide Altana a percentage discount on future purchases under the Supply Agreement (as defined below), up to $350,000 as additional consideration for terminating the JDA.

Simultaneously with the Settlement Agreement, the Company and Altana entered into a Supply Agreement (“Supply Agreement”). The Supply Agreement establishes a non-exclusive supply arrangement between the Company and Altana and has a term of five years, which term may be extended by joint action of both the Company and Altana. Altana may source materials from any supplier, including the Company, and has no commitment to purchase any materials from the Company. The Company, similarly, may sell materials to any customer, including Altana. Additionally, the Company has agreed to fulfill orders placed by Altana for specified products during the term of this Supply Agreement, with committed quantities, lead times, pricing, and other elements detailed in the Supply Agreement.

On August 25, 2010, the Company issued a press release regarding the signing of the Settlement Agreement and Supply Agreement. This press release is attached hereto as Exhibit 99.1

Item 1.02 Termination of a Material Definitive Agreement

As described above, the JDA, except for certain surviving provisions, was terminated on August 20, 2010 by the Settlement Agreement. For additional information regarding the termination of the JDA, please see the disclosure in Item 1.01.

Item 9.01	Financial Statements and Exhibits

Number	Exhibit

Exhibit 10.1	Settlement and Termination Agreement, dated August 20, 2010, between Altana Chemie GmbH and Nanophase Technologies Corporation

Exhibit 10.2	Supply Agreement, dated August 20, 2010, between Altana Chemie GmbH and Nanophase Technologies Corporation

Exhibit 99.1	Press Release dated August 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: August 25, 2010	By:	/S/ FRANK CESARIO
FRANK CESARIO
Chief Financial Officer

Exhibit Index

10.1	Settlement and Termination Agreement, dated August 20, 2010, between Altana Chemie GmbH and Nanophase Technologies Corporation

10.2	Supply Agreement, dated August 20, 2010, between Altana Chemie GmbH and Nanophase Technologies Corporation

99.1	Press release dated August 25, 2010